Investor Package

EEI 40th Annual Financial Conference

Westin Diplomat Resort & Spa

Hollywood, FL

November 6-9, 2005



Cautionary Statement Regarding Forward-Looking Information

This presentation contains forward-looking statements regarding guidance for 2005 and 2006 earnings per share, cash flows, capital expenditures, rate base and rate base growth, stock repurchases, and dividends. These statements are based on certain assumptions, including that the Utility earns an authorized return on equity of 11.22 percent and the issuance of the second series of energy recovery bonds in late 2005. These statements and assumptions are necessarily subject to various risks and uncertainties the realization or resolution of which are outside of management's control. These statements are based on current expectations and projections about future events and management's knowledge of facts at the time the statements were made. Actual results may differ materially. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements and assumptions include:

- Unanticipated changes in operating expenses or capital expenditures, which may affect the Utility's ability to earn its authorized rate of return;
- The adequacy of natural gas supplies and the effect of increasing prices for natural gas on the Utility's electric generation portfolio and its natural gas distribution operations, the ability of the Utility to manage and respond to increasing natural gas costs successfully and to timely recover its natural gas costs and increased electricity procurement costs;
- The operation of the Utility's Diablo Canyon nuclear power plant, which exposes the Utility to potentially significant environmental costs and capital expenditure outlays, and the extent to which the Utility is able to timely increase its spent nuclear fuel storage capacity at Diablo Canyon by 2007;
- The outcome of proceedings pending at the California Public Utilities Commission (CPUC) and the Federal Energy Regulatory Commission (FERC);
- Whether the assumptions and forecasts underlying the Utility's CPUC-approved long-term electricity procurement plan prove to be accurate, the terms and conditions of the generation or procurement commitments the Utility enters into in connection with its plan, the extent to which the Utility is able to recover the costs it incurs in connection with these commitments, and the extent to which a failure to perform by any of the counterparties to the Utility's electricity purchase contracts or the California Department of Water Resources' contracts allocated to the Utility's customers affects the Utility's ability to meet its obligations or to recover its costs;
- The extent to which the CPUC or the FERC delays or denies recovery of the Utility's costs, including electricity purchase costs, from customers due to a regulatory determination that such costs were not reasonable or prudent or for other reasons, resulting in write-offs of regulatory balancing accounts;
- How the CPUC administers the capital structure, stand-alone dividend, and first priority conditions of the CPUC's decisions permitting the establishment of holding companies for the California investor-owned electric utilities, and the outcome of the CPUC's new rulemaking proceeding concerning the relationship between the California investor-owned energy utilities and their holding companies and non-regulated affiliates;
- The impact of the recently adopted Energy Policy Act of 2005 and future legislative or regulatory actions or policies affecting the energy industry;
- The timing and resolution of the pending appeal of the bankruptcy court's confirmation of the Utility's plan of reorganization;
- The outcome of the litigation pending against the Utility in California state court involving allegations of injury allegedly caused by exposure to chromium at certain of the Utility's gas compressor stations and other pending litigation;
- Increased competition and forms of bypass; and
- Other factors discussed in PG&E Corporation's SEC reports

Industry Leadership Vision

Our vision	The leading utility in the United States
Our goals	Delighted customers; Engaged employees; Rewarded shareholders
Our strategies	Operational excellence Transformation
How we work together	We act with integrity and communicate honestly and openly. We are passionate about meeting customer needs and delivering for shareholders. We are accountable for our actions. We work together as a team and are committed to excellence and innovation. We respect each other and celebrate our diversity.

PG&E

2005 Priorities

1. Complete financial restoration
2. Transform the way we do business
3. Address electric procurement and owned generation
4. Enhance communications
5. Invest in utility infrastructure

Financial Restoration

✓ Authorized equity ratio	Achieved 52% in January 2005
✓ Common Dividend	Resumed at $1.20 per share annually Targeted at $1.32 per share for 4Q'05
✓ Energy Recovery Bonds	$1.9B issued in February ~$850MM to be issued in November
✓ Share Repurchases	$1.05B ASR executed in March $1.1B ASR planned by year-end 2005

EPS Guidance

EPS Guidance from Operations* 2005 at upper end of $2.20-$2.30 per share
2006 guidance of $2.35-$2.45 per share



EPS from Operations *
$2.50
$2.30
$2.10
$1.90
2004A
2005E
2006E
Guidance Range

* Reg G reconciliation to GAAP for 2004 EPS from Operations and 2005 and 2006 EPS Guidance available in Appendix and at www.pge-corp.com

Transformation Vision

Deliver value through operational excellence and customer service

- Standardization prevails
- Relentless focus on efficiency


Operational Excellence
Understand the Customer
Technology/ Innovation

- Responsive to customer expectations
- Deliver new products and services

- Use of technology to drive operational excellence
- Innovation to lower cost and satisfy customers

Transformation Enhancing Performance

Today (Manual)

Outage Management
- Customer notifies the utility of a problem
- Multiple manual steps to mobilize resources
- Manual updates to multiple systems

Supply Chain
- Multiple ordering systems for materials or services
- Multiple vendors with inconsistent product delivery

New Residential Service
- Multiple groups record and track project
- Local estimation and scheduling of project
- Paper job packages provided to work crews
- Manual updates to multiple systems

2007 (Automated)

Outage Management
- Utility systems immediately locate problems
- Automatic mobilization of right resources and capacity
- Work crews update systems remotely

Supply Chain
- Use of best sources of goods and services, at the best prices.
- Correct materials are delivered on time to the work location.

New Residential Service
- Single system entry of project information
- Central job estimation, scheduling, and dispatching
- Work crew updates all records remotely

Metrics Examples



Engaged Employees:

Lost work day case rate *
Current: 0.73
Aspirational Target: 0.40 (1st Quartile) by 2010

Employee survey index *
Current: 60% (3rd Quartile) **
Aspirational Target: 80% (1st Quartile) by 2010

Cost-Efficient Service:

Average productive hours per field employee per day
Current: 5.5
Aspirational Target: 6.5 (by 2010)

Strategic sourcing savings *
Current: 0.6%
Aspirational Target: 10% (1st Quartile by 2010)

Delighted Customers:

System average interruption duration index *
Current: 193 (4th Quartile) **
Aspirational Target: 115 (2nd Quartile) by 2010

JD Power Residential Customer Satisfaction
Current: 91 (4th Quartile)
Aspirational Target: 102 (2nd Quartile) by 2010

** See Appendix for definition.*

*** Most recent annual measurement: 2004*

Savings Proposals in 2007 GRC

Estimated net transformation savings reduce cost increases in 2008-2009



GRC Attrition Request and Impact of Proposed Savings ($MM)*
$250
$200
$150
$100
$50
$0
($50)
($100)
$167MM
$242MM
$126
$145
($41)
($97)
2008
2009
Net increase
Est Net Sav ings

* To be updated in formal 2007 GRC application in December 2005

Sharing Mechanism

Sharing mechanism proposed for customers and shareholders to share in transformation benefits and risks during 2007-2009



14.22%
13.22%
12.22%
11.22%
10.22%
9.22%
8.22%
100% to customers above 14.22%
50/50 sharing above 11.72%
100% to shareholder 0.5% above and below allowed ROE, currently 11.22%
50/50 sharing below 10.72%

Electric Procurement and Owned Generation

- Near-term stability, long-term focus
- Expected transfer of Contra Costa Unit 8 (530 MW)
  - Partially constructed (approximately 40%)
  - Estimate of $310MM to complete
  - CPUC decision expected 1Q 2006
- RFO process for new generation
  - Up to 2,200 MW of new PPAs and/or utility owned generation 2008-2010
  - Final bids received
  - Contract negotiations completed as early as year-end 2005

Forecast of Utility Infrastructure Investments

Estimated Average Annual Capital Expenditures ($MM)



$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,900
$2,400
$2,500
2005
2006
2007-2009

Major Categories of Est. Capital Spending 2007-2009 ($B)	
Distribution (as indicated in GRC NOI)	$4.5
Diablo steam generation replacement [1]	0.5
Completion of Contra Costa Unit 8	0.3
LT generation RFO	?
Advanced Metering Deployment [2]	.9
Electric Transmission	1.0
Gas Transmission	0.3
2007-2009 Total	**$7.5**
Three-year average	**$2.5**

[1] Total Diablo Canyon steam generation replacement project estimated at $706MM

[2] 2006-2011 capital for advanced metering deployment estimated at $1.4B

PG&E Corporation: A Value Opportunity

A pure-play utility offering a stable platform and regulated growth

Stability:
- minimum equity ratio and ROE
- low commodity exposure
- balancing account for sales variability

Regulated growth:
- strong cash flow
- utility infrastructure investments
- solid rate base growth

Appendix

- Reg G Reconciliation
- Metrics Definitions



Reg G Reconciliation

2004

2004 PG&E Corporation EPS on an Earnings from Operations Basis	$2.12
Items Impacting Comparability:	
Gain resulting from prior year impact and recognition of reg. asset from 2003 GRC approval	0.28
Recovery of previously incurred costs related to electric industry restructuring implementation	0.07
Regulatory assets established by Chapter 11 settlement agreement	6.92
Settlement Agreement obligations related to clean energy and land conservation	(0.04)
Incremental interest	(0.15)
Utility and NEGT Chapter 11 external legal consulting fees, financial advisory fees and other costs	(0.03)
Costs related to early redemption of PG&E Corporation's $600M 6.875% senior secured notes	(0.07)
Estimated market value of non-cumulative dividend participation rights w/in 9.5% convertible notes	(0.13)
Non-cash gain on disposal of NEGT	1.60
2004 PG&E Corporation EPS on a GAAP Basis	$10.57

Reg G Reconciliation

2005	Low	High
PG&E Corporation EPS Guidance on an Earnings from Operations Basis	$2.20	$2.30
Estimated Items Impacting Comparability:		
Incremental interest expense [1]	(0.01)	(0.01)
Demand-side management & CEE initiatives [2]	0.24	0.24
Discontinued Operations – NEGT [3]	0.03	0.03
PG&E Corporation EPS Guidance on a GAAP Basis [4]	$2.46	$2.56

2006	Low	High
PG&E Corporation EPS Guidance on an Earnings from Operations Basis	$2.35	$2.45
Estimated Items Impacting Comparability	0.00	0.00
PG&E Corporation EPS Guidance on a GAAP Basis [4]	$2.35	$2.45

1 The net effect of incremental interest incurred by the Utility through February 10, 2005 and related to generator disputed claims in the Utility's Chapter 11 proceeding, which are not considered recoverable.

2 The estimated net effect of the AEAP settlement approved by the CPUC on October 27, 2005.

3 The net effect of adjustments made in PG&E Corporation's federal income tax returns to 2003 and 2004, based on additional information from NEGT.

4 The realization of EPS Guidance is subject to many risks and uncertainties. See Cautionary Statement Regarding Forward-Looking Information on Page 2 and our SEC reports for a discussion of factors that may cause actual results to differ materially.

Metrics Definitions

- **Lost workday case rate.** As defined by the Bureau of Labor and Statistics, this measure is the number of lost workday cases for every 100 employees for cases of nonfatal occupational injuries and illnesses that result in at least one day away from work.
- **Employee survey index.** PG&E administers an annual survey of all employees, with questions that address all aspects of employee engagement and satisfaction. The measure is the percentage of "favorable" ratings.
- **Strategic sourcing savings.** This measure is the percentage of savings in purchased goods and services each year.
- **System Average Interruption Duration Index (SAIDI).** SAIDI measures the average duration (in minutes) of outages per customer served.